THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

Securities & exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by the American Depositary Receipts of

Zon Optimus SGPS, S.A.

(Form F-6 File No 333-146640)

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in name from Zon Optimus SGPS, S.A. to NOS, SGPS, S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Zon Optimus SGPS, S.A. The Prospectus has been revised to reflect the new name:

“NOS, SGPS, S.A.”

Please contact me with any questions or comments at 212 815-2187.

Victor Francis,

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)